UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alimera Sciences, Inc.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 23, 2016
To the Stockholders of Alimera Sciences, Inc.:
The annual meeting of stockholders for Alimera Sciences, Inc. (the “Company”) will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Thursday, June 23, 2016 at 9:30 a.m. local time. The purposes of the meeting are:
1. To elect three Class III directors (Proposal 1);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2);
3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 25, 2016 as the record date for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Alpharetta, Georgia during normal business hours for a period of ten days prior to the annual meeting.
This year we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the Internet (the “Notice of Internet Availability”). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about April 27, 2016.
In addition to the location noted above, the annual meeting will also be available via the Internet at www.virtualshareholdermeeting.com/ALIM2016. You will be able to attend the annual meeting online, vote your shares electronically and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ALIM2016.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 23, 2016: The proxy statement and annual report are available at www.proxyvote.com.
By order of the Board of Directors,
Richard S. Eiswirth, Jr.
Secretary of the Company
Alpharetta, Georgia
Date: April 27, 2016
YOUR VOTE IS IMPORTANT!
Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

ALIMERA SCIENCES, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 23, 2016

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we”, the “Company” or “Alimera”), which will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Thursday, June 23, 2016 at 9:30 a.m. local time. Additionally, the Annual Meeting will also be available via the Internet at www.virtualshareholdermeeting.com/ALIM2016. You may attend the Annual Meeting online, vote your shares electronically and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ALIM2016.
This proxy statement and our annual report are available to stockholders at www.proxyvote.com. On April 27, 2016, we will begin mailing to our stockholders (i) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report or (ii) a copy of this proxy statement, a proxy card and our annual report. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these proxy materials?
You received these proxy materials because you owned shares of Alimera common stock or Series A Convertible Preferred Stock (“Series A Preferred Stock”) as of April 25, 2016, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders who specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
What do I need in order to be able to attend the Annual Meeting online?
The Company will be hosting the Annual Meeting live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALIM2016. You will need the 16-digit control number included in your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2016.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.
When you vote, regardless of the method used, you appoint Richard S. Eiswirth, Jr. and Jeffrey W. Burris as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 25, 2016, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 45,005,833 shares of the Company’s common stock and 600,000 shares of the Company’s Series A Preferred Stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock and one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis (based on a deemed conversion price of $2.95 per share resulting in 8,135,593 votes for the Series A Preferred Stock) as of the record date) in connection with the matters set forth in this proxy statement. Additionally, on the record date, 8,416.251 shares of our non-voting Series B Preferred Stock were outstanding but are not entitled to vote on any matters presented at the Annual Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the annual meeting on June 23, 2016 and will be accessible for ten days prior to the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting such list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM2016.
How do I vote?
If on April 25, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the Annual Meeting in person or virtually and vote during the Annual Meeting. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 22, 2016. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 22, 2016. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 22, 2016.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person or virtually. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
How many votes do you need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 45,005,833 shares of common stock outstanding and entitled to vote and 8,135,593 shares of common stock underlying the outstanding Series A Preferred Stock (based on a deemed conversion price of $2.95 per share) entitled to vote. Thus, 26,570,713 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. The holders of the common stock and the Series A Preferred Stock (on an as converted basis based on a deemed conversion price of $2.95 per share) vote together as a single class for the proposals in this proxy statement. Our Series B Preferred Stock is non-voting and is not included for the purposes of the calculations above.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting in person or virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class III directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2019 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2016; and

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock or preferred stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1 or 3.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
Could other matters be decided at the Annual Meeting?
Alimera does not know of any other matters that may be presented for action at the Annual Meeting. Should any other matter be properly presented at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of three Class III directors.
With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the three nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominees;

•	“WITHHOLD” your vote for two of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for all three nominees.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our amended and restated bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.
Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2016.
You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory vote on executive compensation.
You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers as set forth in this proxy statement, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.
If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How does the board of directors recommend that I vote?
Our board recommends a vote:

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Proposal 1:     “FOR” the election of each of Mark J. Brooks, Brian K Halak, Ph.D. and Peter J. Pizzo, III as Class III directors to serve a term of three years until our 2019 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.

What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Mark J. Brooks, Brian K Halak , Ph.D. and Peter J. Pizzo, III as Class III directors;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.
If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.
What do I need to show to attend the Annual Meeting in person?
You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Alimera Sciences, Inc. common stock or preferred stock as of April 25, 2016) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.
How can I find Alimera’s proxy materials and annual report on the Internet?
This proxy statement and the 2015 annual report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This proxy statement and the 2015 annual report on Form 10-K are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.
Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (646) 536-7009.
Can I submit a proposal for inclusion in the proxy statement for the 2017 annual meeting?
Stockholders of the Company may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2017 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2016 annual meeting of stockholders, stockholder proposals must:

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be received by the Secretary of the Company no later than the close of business on December 28, 2016 (which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for the Annual Meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2017 annual meeting of stockholders. If we change the date of the 2017 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2017 annual meeting of stockholders.
Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2017 annual meeting?
Stockholders of the Company who wish to nominate persons for election to the board of directors at the 2017 annual meeting of stockholders or who wish to present a proposal at the 2017 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary no earlier than February 11, 2017 and no later than March 13, 2017. However, if the 2017 annual meeting of stockholders is held earlier than May 24, 2017 or later than July 23, 2017, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2017 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2017 annual meeting. In addition, if the number of directors to be elected to the board of directors is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by March 3, 2017, then proposals with respect to nominees for any new positions created by the increase in board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of the Company’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws also is available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on Thursday, June 23, 2016
This proxy statement and our annual report are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
General
Our board of directors is currently comprised of eight (8) directors divided into three classes with staggered three-year terms. There are three (3) Class I and Class III directors and two (2) Class II directors. . The term of office of our Class III directors, Mark J. Brooks, Brian K. Halak, Ph.D. and Peter J. Pizzo, III, will expire at this year’s Annual Meeting. . The term of office of our Class I directors, C. Daniel Myers, Calvin W. Roberts, M.D. and James R. Largent, will expire at the 2017 annual meeting of stockholders. The term of office of our Class II directors, Glen Bradley, Ph.D. and Garheng Kong, M.D., Ph.D., will expire at the 2018 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.
Nominees for Election as Class III Directors at the Annual Meeting
This year’s nominees for election to the board of directors as our Class III directors to serve for a term of three years expiring at the 2019 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 25, 2016 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Mark J. Brooks	49	Director	2004
Brian K. Halak, Ph.D.	44	Director	2004
Peter J. Pizzo, III	49	Director	2010
The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.
Mark J. Brooks has been a member of our board of directors since 2004. Mr. Brooks is a Venture Partner of Scale Venture Partners. Mr. Brooks has been with Scale Venture Partners since its formation in January 2007 and previously served as a Managing Director. Prior to joining Scale Venture Partners, from 1995 Mr. Brooks worked for Bank of America Ventures, ultimately serving as a Managing Director. Mr. Brooks currently serves on the board of directors of three privately held companies: LivHome, Inc., Spinal Kinetics, Inc. and Oraya Therapeutics, Inc. Until their recent sale, Mr. Brooks served on the board of directors of IPC The Hospitalist Company, Inc., a publicly traded provider of hospitalist services, and on the board of directors of New Century Hospice, Inc. Mr. Brooks holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Economics from Dartmouth College. Our board of directors believes that Mr. Brooks should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Brooks has experience as one of the Partners of Scale Venture Partners, where Mr. Brooks has led investments in healthcare services, medical devices and drug development companies and his service on the board of directors of a number of Scale Venture Partners’ portfolio companies.
Brian K. Halak, Ph.D. has been a member of our board of directors since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst of Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak has served as an analyst of Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson University and a B.S. in Engineering from the University of Pennsylvania. Our board of directors believes that Dr. Halak should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Halak has served on the board of directors of more than 10 emerging companies in the life sciences industry in the past 10 years, including Dicerna Pharmaceuticals, Inc., which completed a public offering on Nasdaq in 2014, Vanda Pharmaceuticals, Inc., a public company listed on Nasdaq, and Esprit Pharma, Inc., a company that was acquired by Allergan, Inc.
Peter J. Pizzo, III has been a member of our board of directors since April 2010. Since 2005, Mr. Pizzo has served as the Vice President, Finance and Chief Financial Officer of Carticept Medical, Inc., a private medical device company, and since its spinout from Carticept in December 2011, as Vice President, Finance and Chief Financial Officer of Cartiva, Inc., a private orthopedic medical device company. From 2002 until its sale in 2005, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company that developed and marketed local radiation delivery systems for the treatment of solid cancerous tumors. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Vice President of Finance and Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company, most recently as Treasurer. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. Our board of directors believes that Mr. Pizzo should serve as a director of the Company, in light of its business and structure, because Mr. Pizzo has numerous years of experience in medical devices, biologics and healthcare services, including in the role of vice president, finance and chief financial officer.

Required Vote and Recommendation of the Board of Directors for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class III directors. The three nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class III directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Brooks and Pizzo and Dr. Halak to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class III director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” MARK J. BROOKS, BRIAN K. HALAK, PH.D. AND PETER J. PIZZO, III

Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of April 25, 2016 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Glen Bradley, Ph.D., M.B.A.	73	Director	2011
Garheng Kong, M.D., Ph.D.	40	Director	2012
James R. Largent	66	Director	2011
C. Daniel Myers	62	Director, Chief Executive Officer	2003
Calvin W. Roberts, M.D.	63	Director	2003

Class I Directors (Terms Expire in 2017)
James R. Largent has been a member of our board of directors since 2011 and became chairman on May 6, 2015. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with the U.S. ophthalmic device company, Eyeonics Inc. Also in his role as a consultant, he assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on our board of directors, Mr. Largent is on the board of directors of SOLX Inc., a privately held company focused on the management and surgical treatment of glaucoma. He previously served on the board of directors of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine. Our board of directors believes that Mr. Largent should serve as a director of the Company, in light of its business and structure, because Mr. Largent has over 30 years of experience in pharmaceutical and medical devices, including the role of vice president of strategic marketing and as a leading industry consultant.
C. Daniel Myers is one of our co-founders and has served as our Chief Executive Officer and as a director since the founding of our Company in 2003. Before founding our Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers holds a B.S. in Industrial Management from Georgia Institute of Technology. Our board of directors believes that Mr. Myers should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Myers has over 33 years of ophthalmic pharmaceutical experience, including over 19 years in the role of president or chief executive officer. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012. Mr. Myers currently serves on a number of industry boards.
Calvin W. Roberts, M.D. has been a member of our board of directors since 2003. Dr. Roberts currently serves as an Executive Vice President and Chief Medical Officer of Bausch + Lomb. Since 1982, Dr. Roberts has served as a Clinical Professor of Ophthalmology at Weill Medical College of Cornell University. From 1989 to 2011, Dr. Roberts also served as a consultant to Allergan, Inc., Johnson & Johnson and Novartis. Dr. Roberts holds an A.B. from Princeton University and an M.D. from the College of Physicians and Surgeons of Columbia University. Dr. Roberts completed his internship and ophthalmology residency at Columbia Presbyterian Hospital in New York and completed cornea fellowships at Massachusetts Eye and Ear Infirmary and the Schepens Eye Research Institute in Boston. Our board of directors believes that Dr. Roberts should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Roberts has an understanding of the market for products in ophthalmology and the nature of the relationship between pharmaceutical companies and physicians derived from his over 25 years in the practice of medicine as well as his experience in the medical market place and in the processes of drug development and regulatory approval as a consultant to other pharmaceutical companies.
Class II Directors (Terms Expire in 2018)
Glen Bradley, Ph.D., M.B.A., has been a member of our board of directors since 2011. Dr. Bradley served as the Chief Executive Officer of CIBA Vision Corporation, the eye care unit of Novartis, A.G., or CIBA Vision, from 1990 to January 2003. Since 2003, Dr. Bradley has served as a consultant to various medical device and ophthalmic drug companies. Dr. Bradley served in the positions of President and CEO from 1986 to 1989 for CIBA Vision, the United States operations of the CIBA Vision Group. Prior to CIBA Vision, he served in senior management positions in the Agricultural, Plastics & Additives and Electronic Equipment Groups of CIBA-Geigy Corporation. Dr. Bradley has been chairman of the board of directors at REFOCUS Group Inc., since March 2003. He serves as a Director of Intuity Medical, Inc. He has previously held board positions with Spectra Physics, Summit Technology, Biofisica, AerovectRx, e-Dr and Biocure. He served as Chairman of the Contact Lens Institute. Dr. Bradley holds a bachelor’s degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an M.B.A. in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School. Our board of directors believes that Dr. Bradley should serve as a director of the Company, in light of its business and structure, because of his significant knowledge, experience, and financial expertise in the ophthalmic industry.

Garheng Kong, M.D., Ph.D., has been a member of our board of directors since 2012. Dr. Kong has been the Managing Partner of Sofinnova HealthQuest, a healthcare investment firm, since July 2013.  He was a General Partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013.  From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a General Partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors of Cempra, Inc. since September 2006 and as chairman of its board since November 2008. Dr. Kong has served on the board of Histogenics Corporation, a public regenerative medicine company, since 2012 where he also serves as the chairman of the board. Dr. Kong also serves on the board of Laboratory Corporation of America Holdings, a NYSE-listed healthcare company, since December 2013 and Strongbridge Biopharma plc, a public rare disease biomedical company, since September 2015. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and an M.B.A. from Duke University. Our board of directors believes that Dr. Kong should serve as a director of the Company, in light of its business and structure, because of his knowledge and experience in the biotechnology industry, as well as his medical training.

CORPORATE GOVERNANCE

Independent Directors
Each of our directors, other than C. Daniel Myers, qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also will hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each current member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The following table provides membership and meeting information for each of the committees of the board of directors during the year ended December 31, 2015:

			Number of Meetings
Committee	Chairman	Members	in 2015
Audit Committee	Peter J. Pizzo, III	Glen Bradley, Ph.D. Mark J. Brooks	9
Compensation Committee	Brian K. Halak, Ph.D.	Mark J. Brooks Garheng Kong, M.D., Ph.D. James R. Largent	11
Nominating and Corporate Governance Committee	Philip R. Tracy(1) James R. Largent(2)	Brian K. Halak, Ph.D. Peter J. Pizzo, III(3)	3

(1) Mr. Tracy resigned from the board of directors and the nominating and corporate governance committee effective May 6, 2015.
(2) Mr. Largent became the chairman of the nominating and corporate governance committee effective May 6, 2015 upon the resignation of Mr. Tracy from the board of directors and the nominating and corporate governance committee..
(3) Mr. Pizzo joined the nominating and corporate governance committee effective May 6, 2015 upon the resignation of Mr. Tracy from the board of directors and the nominating and corporate governance committee.
The primary responsibilities of each committee are described below.
Audit Committee
Our audit committee currently consists of Peter J. Pizzo, III, Glen Bradley, Ph.D. and Mark J. Brooks. Mr. Pizzo serves as the chairman of the audit committee. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).
Mr. Pizzo qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.
The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct policy and oversees our compliance programs. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Related party transactions will be approved by our audit committee before we enter into them, in accordance with the applicable rules of Nasdaq.
Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Our compensation committee currently consists of Mark J. Brooks, Brian K. Halak, Ph.D., James R. Largent and Garheng Kong, M.D., Ph.D. Dr. Halak serves as chairman of the compensation committee. Our board of directors has determined that Messrs. Brooks and Largent and Drs. Halak and Kong each satisfy the general independence requirements of the Nasdaq and the SEC rules and regulations for directors. In addition, each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee makes recommendations to the board of directors and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, and equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee will administer our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.
In accordance with Nasdaq listing standards and our amended and restated compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to fund such advisors, and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. The compensation committee has engaged Frederick W. Cook & Co., Inc. (“FW Cook”) since 2011 to provide advice in connection with our executive compensation programs and used FW Cook’s recommendations as part of its decision-making process for setting the named executive officers’ 2015 compensation. In 2016, the compensation committee assessed the independence of FW Cook pursuant to the Nasdaq listing standards and concluded that the work of FW Cook has not raised any conflict of interest.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Brian K. Halak, Ph.D., James R. Largent and Peter J. Pizzo, III . Mr. Largent serves as chairman of the nominating and corporate governance committee. Mr. Largent became chairman of the nominating and corporate governance committee and Mr. Pizzo joined the nominating and corporate governance on May 6, 2015, following the resignation of Philip R. Tracy from the board of directors and the nominating and corporate governance committee.
Our nominating and corporate governance committee identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors, conducts searches for appropriate directors and evaluates the performance of our board of directors and of individual directors. Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. In evaluating potential nominees to the board of directors, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of our board of directors. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. Our nominating and corporate governance committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate and the stockholder submitting the proposal. Candidates proposed by stockholders will be evaluated by our nominating and corporate governance committee using the same criteria as for all other candidates. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.

Board Meetings and Attendance
Our board of directors held eleven (11) meetings in 2015. In 2015, each member of the board of directors attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. Glen Bradley, Ph.D., Garheng Kong, M.D., Ph.D. and C. Daniel Myers attended our last annual meeting.
Separation of CEO and Chairman Roles
Our board of directors separates the positions of chairman of the board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of our management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman of the board, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors is led by our chairman of the board. The chairman of the board chairs all board meetings (including executive sessions), acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors and calls meetings of the independent directors. We believe that having different people serving in the roles of chairman of the board and chief executive officer is an appropriate and effective organizational structure for our Company. James R. Largent became chairman of the board of directors and chairman of the nominating and corporate governance committee on May 6, 2015, replacing Philip R. Tracy who resigned from the board of directors and the nominating and corporate governance committee effective on that date.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or our compensation committee.
Risk Oversight
Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer, General Counsel and other members of management report to the audit committee with respect to risk management and our Chief Financial Officer and our General Counsel are responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer, General Counsel and other members of management. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to our board of directors regarding these activities.

Employee Compensation Risks
As part of its oversight of our executive compensation program, the compensation committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the compensation committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The compensation committee has determined that, for all employees, our compensation programs are not reasonably likely to have a material adverse effect on us.

Code of Business Conduct
Our board of directors has adopted a code of ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of ethics and business conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Limitation of Liability and Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.
Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.
Communications to the Board of Directors
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the chairman of the board of directors, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation
Our board of directors, based in part on the recommendations of FW Cook, our compensation consultant, amended our non-employee director compensation program effective as of January 1, 2013. The table below describes our non-employee director compensation program, which consists of annual cash retainers and options to purchase shares of our common stock:

Term	Compensation
Annual Cash Retainer (1)	$35,000
Chairman of Board (1)	Additional annual retainer of $25,000
Chair of Audit Committee (1)	Additional annual retainer of $17,000
Chair of Compensation Committee (1)	Additional annual retainer of $10,000
Chair of Nominating and Corporate Governance Committee (1)	Additional annual retainer of $6,000
Non-Chair Member of Audit Committee (1)	Additional annual retainer of $7,000
Non-Chair Member of Compensation Committee (1)	Additional annual retainer of $5,000
Non-Chair Member of Nominating and Corporate Governance Committee (1)	Additional annual retainer of $3,000
Initial Option Grant	Option to purchase up to 20,000 shares of our common stock upon election as director prorated based on the number of days remaining in the year of election (2)
Annual Option Grant	Option to purchase 20,000 shares of our common stock following each annual meeting of stockholders (2)
(1) All annual cash retainer fees are paid in four quarterly payments.
(2) Option vests and becomes exercisable in equal monthly installments over the following 12 months after grant provided the director provides continuous service through the applicable vesting date.
All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2010 Equity Incentive Plan. Each option granted under our non-employee director compensation program that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.
We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.
Director Compensation Table for Year Ended December 31, 2015
The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glen Bradley, Ph.D.	42,000	73,796	115,796
Mark J. Brooks (3)	47,000	73,796	120,796
Brian K. Halak, Ph.D. (3)	48,000	73,796	121,796
Garheng Kong, M.D., Ph.D.	40,000	73,796	113,796
James R. Largent (4)	61,231	73,796	135,027
Peter J. Pizzo, III (5)	53,953	73,796	127,749
Calvin W. Roberts, M.D.	35,000	73,796	108,796
Philip R. Tracy (6)	23,209	—	23,209

(1) Mr. Myers was not eligible in 2015 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan because Mr. Myers is a Company employee.
(2) The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 12 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3) Fees earned by Mr. Brooks and Dr. Halak were paid to the management companies of the venture capital funds affiliated with these directors.
(4) Mr. Largent became chairman of the board of directors and nominating and corporate governance committee on May 6, 2015 following Mr. Tracy's resignation from the board of directors. The amounts reflect the pro-rated portion of the retainers for the chair of the board of directors and nominating and corporate governance committee and a pro-rated portion of the retainer for his non-chair participation on the nominating and corporate governance committee.
(5) Mr. Pizzo joined the nominating and corporate governance committee on May 6, 2015 and the amounts reflect a pro-rated portion of the retainer for his non-chair participation on the nominating and corporate governance committee.
(6) Mr. Tracy resigned from the board of directors effective May 6, 2015 and the amounts reflect a pro-rated portion of the retainer for chair of the board of directors and nominating and corporate governance committee.
The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2015:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Glen Bradley, Ph.D.	20,000	—	$7.97	April 18, 2021(1)
	7,500	—	2.77	June 14, 2022(1)
	12,500	—	1.85	January 30, 2023(1)
	20,000	—	5.39	June 17, 2023(1)
	20,000	—	5.56	June 8, 2024(1)
	10,000	10,000	5.00	June 24, 2025(2)
Mark J. Brooks	7,500	—	11.00	April 27, 2020(1)
	7,500	—	7.53	June 8, 2021(1)
	7,500	—	2.77	June 14, 2022(1)
	12,500	—	1.85	January 30, 2023(1)
	20,000	—	5.39	June 17, 2023(1)
	20,000	—	5.56	June 8, 2024(1)
	10,000	10,000	5.00	June 24, 2025(2)
Brian K. Halak, Ph.D.	7,500	—	11.00	April 27, 2020(1)
	7,500	—	7.53	June 8, 2021(1)
	7,500	—	2.77	June 14, 2022(1)
	12,500	—	1.85	January 30, 2023(1)
	20,000	—	5.39	June 17, 2023(1)
	20,000	—	5.56	June 8, 2024(1)
	10,000	10,000	5.00	June 24, 2025(2)
Garheng Kong, M.D., Ph.D.	15,000	5,000	2.49	October 2, 2022(3)
	20,000	—	5.39	June 17, 2023(1)
	20,000	—	5.56	June 8, 2024(1)
	10,000	10,000	5.00	June 24, 2025(2)
James R. Largent	20,000	—	8.47	July 28, 2021(1)
	7,500	—	2.77	June 14, 2022(1)
	12,500	—	1.85	January 30, 2023(1)
	20,000	—	5.39	June 17, 2023(1)
	20,000	—	5.56	June 8, 2024(1)
	10,000	10,000	5.00	June 24, 2025(2)
Peter J. Pizzo, III	20,000	—	11.00	April 27, 2020(1)
	7,500	—	7.53	June 8, 2021(1)
	7,500	—	2.77	June 14, 2022(1)
	12,500	—	1.85	January 30, 2023(1)
	20,000	—	5.39	June 17, 2023(1)
	20,000	—	5.56	June 8, 2024(1)
	10,000	10,000	5.00	June 24, 2025(2)
Calvin W. Roberts, M.D.	7,500	—	11.00	April 27, 2020(1)
	7,500	—	7.53	June 8, 2021(1)
	20,000	—	5.39	June 17, 2023(1)

20,000	—	5.56	June 8, 2024(1)
10,000	10,000	5.00	June 24, 2025(2)

(1) Exercisable with respect to 100% of the shares of stock which are subject to this option as of the date of grant.
(2) The shares of stock which are subject to this option shall vest in 12 equal monthly installments beginning on July 25, 2015, provided optionee provides continuous service to Alimera through the 25th day of each monthly period.
(3) Exercisable with respect to 25% of the shares of stock which are subject to this option on October 2, 2013 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2016, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the board of directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board of directors will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE THE PROXY CARD “FOR” PROPOSAL 2

Independent Registered Public Accounting Firm’s Fees
The following table sets forth the fees billed by Grant Thornton LLP, our independent registered public accounting firm, for audit and non-audit services rendered to the Company in 2015 and 2014. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2015	2014
Grant Thornton LLP Fees
Audit fees(1)	$520,068	$519,624
Audit-related fees	—	—
Tax fees(2)	92,289	204,378
All other fees	—	—
Total aggregate fees	$612,357	$724,002

(1) The fees billed or incurred by Grant Thornton LLP for professional services in 2014 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q and for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, the audit of our annual financial statements and internal control over financial reporting included in our annual report on Form 10-K for the year ended December 31, 2014, subsidiary audits and the review and consent issued for our registration statements on Form S-3 and Form S-8. Professional services in 2014 included for the first time fees associated with internal control over financial reporting which represent billings of $185,000. The fees billed or incurred by Grant Thornton LLP for professional services in 2015 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, the audit of our annual financial statements and internal control over financial reporting included in our annual report on Form 10-K for the year ended December 31, 2015, subsidiary audits and the review and consent or comfort letters issued for our registration statements on Form S-3 and Form S-8.
(2) In 2014, fees billed or incurred by Grant Thornton LLP were for professional services rendered in connection with an Internal Revenue Code Section 382 study, global tax consulting and domestic and foreign tax returns. In 2015, fees billed or incurred by Grant Thornton LLP were for professional services rendered in connection global tax consulting and foreign tax returns.
All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures of the Audit Committee
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2015 is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services other than tax-related services.

REPORT OF THE AUDIT COMMITTEE1
The audit committee of our board of directors consisted in 2015 of the three non-employee directors named below. Our board of directors annually reviews the NASDAQ listing standards’ definition of independence for audit committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the audit committee meets that standard. Mr. Pizzo serves as an audit committee financial expert in accordance with applicable SEC regulations.
The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The audit committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter, which the board of directors has adopted and which the audit committee reviews and approves on an annual basis.
Our management is responsible for preparing our consolidated financial statements and our financial reporting process. Grant Thornton, LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.
The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our annual report on Form 10-K for the year ended December 31, 2015(the “10-K”).
The audit committee has also reviewed and discussed with Grant Thornton, LLP the audited consolidated financial statements in the 10-K, including the report issued by Grant Thornton, LLP dated March 15, 2016 on the effectiveness of our internal control over financial reporting as of December 31, 2015. In addition, the audit committee discussed with Grant Thornton, LLP those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, Grant Thornton, LLP provided to the audit committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The audit committee also discussed with Grant Thornton, LLP its independence from us.
Based upon the review and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the 10-K for filing with the SEC. We have selected Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.
Submitted by the Audit Committee of the Company’s Board of Directors:

Peter J. Pizzo, III (Chairman)
Glen Bradley, Ph.D.
Mark J. Brooks

1
The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

CAPITAL STOCK
Our authorized capital stock consists of (a) 10,000,000 shares of preferred stock, of which (i) 1,300,000 shares have been designated Series A Convertible Preferred Stock, par value $0.01 per share, all of which shares have been issued and 600,000 of which are outstanding, and (ii) 8,417 shares have been designated non-voting Series B Convertible Preferred Stock, par value $0.01 per share, 8,416.251 of which shares have been issued and are outstanding, and (b) 100,000,000 shares of voting common stock, par value $0.01 per share, of which 45,055,061 shares were outstanding and entitled to vote as of April 25, 2016, the record date for the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock and preferred stock as of April 25, 2016, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 25, 2016.
The percentage ownership is based upon 45,055,061 shares of common stock outstanding as of April 25, 2016.
The column in the table below entitled “Number of Shares of Common Stock Beneficially Owned” includes (a) shares of common stock subject to options or warrants to purchase common stock that are currently exercisable or exercisable within 60 days of April 25, 2016, (b) shares of common stock subject to restricted stock unit awards that will vest within 60 days of April 25, 2016 and (c) shares of common stock issuable upon conversion of shares of Series A Preferred Stock and directly or indirectly issuable upon exercise of warrants to purchase shares of Series A Preferred Stock. The column in the table below entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock set forth in clauses (a) – (c) of the prior sentence to be outstanding and to be beneficially owned by the person holding the options, common stock warrants, restricted stock unit award, Series A Preferred Stock or Series A Preferred Stock warrants for the purpose of computing the percentage ownership of the holder thereof, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our Series B Preferred Stock is non-voting and is not included for the purposes of the calculations above.
The column in the table below entitled “Number of Shares of Series A Preferred Stock Beneficially Owned” includes (1) shares of Series A Preferred Stock outstanding as of April 25, 2016 and (2) shares of Series A Preferred Stock issuable upon exercise of warrants to purchase shares of Series A Preferred Stock exercisable within 60 days of April 25, 2016. The column in the table below entitled “Percentage of Shares of Series A Preferred Stock Beneficially Owned” deems the shares of Series A Preferred Stock issuable upon warrants held by the holder thereof to be outstanding for the purpose of computing such holder’s percentage ownership, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Pursuant to the terms of the Series A Preferred Stock, the Series A Preferred Stock votes together at the Annual Meeting with common stock on an as converted basis based on a deemed conversion price of $2.95. As such, the columns in the table below entitled “Number of Voting Shares Owned” and “Percentage of Voting Shares Owned” include outstanding shares of common stock as of April 25, 2016 and shares of common stock issuable upon conversion of shares of Series A Preferred Stock assuming a deemed conversion price of $2.95.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares of Series A Preferred Stock		Percentage of Shares of Series A Preferred Stock Beneficially Owned	Number of Voting Shares Owned	Percentage of Voting Shares Owned
5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	14,743,433	(2)	26.0%	780,000	(23)	100.0%	11,149,703	21.0%
Intersouth Partners 102 City Hall Plaza Suite 200 Durham, North Carolina 27701	4,877,480	(3)	10.8%	—		—	4,877,480	9.2%
BAVP, LP 950 Tower Lane, Suite 700 Foster City, California 94404	3,977,391	(4)	8.8%	—		—	3,977,391	7.5%
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	3,625,838	(5)	8.0%	—		—	3,625,838	6.8%
Sofinnova Ventures 2800 Sand Hill Road Suite 150 Menlo Park, California 94025	2,287,218	(6)	5.1%	75,000	(24)	11.1%	2,287,218	4.3%
Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	14,294,266	(7)	26.8%	—		—	5,878,015	11.1%
Polaris Venture Partners 1000 Winter Street Suite 3350 Waltham, MA 02451	3,148,355	(8)	7.0%	—		—	3,148,355	5.9%
North Run Capital, LP One International Place Boston, MA 02110	3,500,000	(9)	7.8%	—		—	3,500,000	6.6%

Directors and Named Executive Officers
Philip Ashman, Ph.D.	350,520	(10)	*	—	—	—	*
Glen Bradley, Ph.D.	108,380	(11)	*	—	—	10,047	*
Mark J. Brooks	93,333	(12)	*	—	—	—	*
Richard S. Eiswirth	1,064,581	(13)	2.3%	—	—	34,974	*
Kenneth Green, Ph.D.	842,978	(14)	1.8%	—	—	92,353	*
Brian K. Halak, Ph.D.	3,720,863	(15)	8.2%	—	—	3,627,530	6.8%
David Holland	602,552	(16)	1.3%	—	—	106,418	*
Garheng Kong, Ph.D.	75,833	(17)	*	—	—	—	*
James R. Largent	98,333	(18)	*	—	—	—	*
C. Daniel Myers	1,866,961	(19)	4.0%	—	—	89,984	*
Peter J. Pizzo, III	113,333	(20)	*	—	—	7,500	*
Calvin W. Roberts, M.D.	415,944	(21)	*	—	—	342,611	*
All current directors and executive officers as a group (12 persons)	9,353,611	(22)	18.7%	—	—	4,311,417	8.1%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)
Represents 129,011 shares of Common Stock and an aggregate of 420,301 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Investors, LLC (“PAI LLC”), as an investment advisor and general partner of other funds; 1,216,685 shares of Common Stock and an aggregate of 6,789,323 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 1,668,414 shares of Common Stock and an aggregate of 4,519,699 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Palo Alto Healthcare Fund, L.P. (“Healthcare”) and Palo Alto Healthcare II, L.P. (“Healthcare II”) hold shares of Common Stock indirectly through Healthcare Master and Healthcare Master II. Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI LLC. PAI LLC, Healthcare Master, Healthcare Master II, Healthcare, Healthcare II, Dr. Lee and Dr. Yun (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors’ pecuniary interest therein. In addition, Healthcare Master, Healthcare Master II, Healthcare and Healthcare II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of Common Stock, Series A Preferred Stock or a warrant to purchase Series A Preferred Stock.

(3)
Represents 73,590 shares held by Intersouth Affiliates V, L.P.; 1,605,743 shares held by Intersouth Partners V, L.P.; 2,053,381 shares held by Intersouth Partners VI, L.P.; and 1,144,766 shares held by Intersouth Partners VII, L.P. Philip R. Tracy, a member of and the chairman of our board of directors, is a member of each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC. Pursuant to powers of attorney granted by each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC, Mr. Tracy shares voting power with respect to the securities owned by the entities for which these entities serve as general partners. Mr. Tracy disclaims beneficial ownership of these shares held by Intersouth Affiliates V, L.P., Intersouth Partners V, L.P., Intersouth Partners VI, L.P., and Intersouth Partners VII, L.P., except to the extent of his pecuniary interest therein. Mr. Tracy resigned from the board of directors effective May 6, 2015.

(4)
The general partner of BAVP, LP is Scale Venture Management 1, LLC (“SVM I”). Mark J. Brooks, a member of our Board of Directors, is a member of SVM I; however, voting and investment power with respect to these shares is shared only by the managing members of SVM 1, Kate Mitchell and Rory O’Driscoll. Ms. Mitchell and Mr. O’Driscoll disclaim beneficial ownership with respect to the shares held by BAVP, LP, except to the extent of their respective pecuniary interest therein, if any. Mr. Brooks is also a member of Scale Venture Management I-A, LLC, which serves as the management company for BAVP, LP and SVM I; however, SVM I maintains the ultimate responsibility for the voting and investment power with respect to these shares.

(5)
Represents 3,590,931 shares held by Domain Partners VI, L.P. and 34,907 shares held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of our board of directors, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)
Represents an aggregate of 2,287,218 shares of Common Stock. Sofinnova Management VIII, L.L.C. (“SM VIII”) is the general partner of Sofinnova Venture Partners VIII, L.P. (“SVP VIII”) and Anand Mehra, Michael Powell, Srinivas Akkarju and James I. Healy, are the managing members of SM VIII (the “Managing Members”). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.

(7)
Represents an aggregate of 5,878,015 shares of common stock, 8,416.251 shares of Series B convertible preferred stock convertible into 8,416,251 shares of common stock held by Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor. The provisions of the preferred stock beneficially owned by the reporting person restrict the conversion of such securities to the extent that, upon such conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of the Issuer then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon conversion of such preferred stock to the extent beneficial ownership of such shares would cause all reporting persons hereunder, in the aggregate, to exceed the Ownership Cap.

(8)
Represents 3,090,769 shares held by Polaris Venture Partners IV, L.P. and 57,586 shares held by Polaris Venture Entrepreneurs’ Fund IV, L.P. Polaris Venture Management Co. IV, L.L.C., is the sole general partner of Polaris Venture Partners IV, L.P. and Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.

(9)
Represents 3,500,000 shares held by North Run Advisors, LP. Todd B. Hammer and Thomas B. Ellis are the principals and sole members of North Run Advisors, LLC and North Run Advisors LLC is the general partner of North Run Advisors, LP.

(10)
Includes 350,520 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 299,480 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(11)
Includes 98,333 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(12)
Includes 93,333 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Mr. Brooks is a member of Scale Venture Management 1, LLC, the general partner of BAVP, LP. Mr. Brooks is deemed to hold the options for the benefit of Scale Management, LLC and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016. Also excludes shares held by BAVP, LP, as Mr. Brooks does not have voting or investment power over the shares held by BAVP, LP.

(13)
Includes 1,029,607 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 595,752 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(14)
Includes 750,625 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 402,251 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(15)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (5) above, except to the extent of his pecuniary interest therein. Includes 1,692 shares owned directly by Dr. Halak. Includes 93,333 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(16)
Includes 496,134 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 268,813 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(17)
Includes 75,833 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 4,167 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(18)
Includes 98,333 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(19)
Includes 1,776,977 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 936,502 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(20)
Includes 103,833 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(21)
Includes 73,333 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 6,389 shares held by Calvin W. Roberts IRA. Includes 295,435 shares held in a number of trusts with indirect ownership and 200 shares held by the spouse of Dr. Roberts in the Andrea C. Roberts IRA. Dr. Roberts disclaims beneficial ownership of the shares held in trust. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(22)
Includes 5,040,194 shares issuable upon exercise of options exercisable within 60 days of April 25, 2016, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 6,389 shares held by Calvin W. Roberts IRA, 295,435 shares held in a number of trusts with indirect ownership and 200 shares held by the spouse of Dr. Roberts in the Andrea C. Roberts IRA and 144,764 shares held in joint tenancy by an executive and his spouse. Dr. Roberts disclaims beneficial ownership of the shares held in trust. Excludes 2,516,967 shares of Common Stock subject to options that are not exercisable within 60 days of April 25, 2016.

(23)
Includes 21,500 shares of Series A Preferred Stock and a warrant to purchase 6,450 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock and a warrant to purchase 69,360 shares of Series A Preferred Stock held by Healthcare Master; and 347,300 shares of Series A Preferred Stock and a warrant to purchase 104,190 shares of Series A Preferred Stock held by Master II. For further information regarding PAI Investors, see footnote (2) above.

(24)	Includes a warrant to purchase 75,000 shares of Series A Preferred Stock held by SVP VIII. For further information regarding SVP III, see footnote (6) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, except as set forth below, we believe that during the year ended December 31, 2015, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except for one Form 4 that was filed late by Calvin Roberts, a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2015, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties. It is our intention to ensure that all future transactions between us and our directors, executive officers and principal stockholders and their affiliates are approved by a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.
Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders
Equity Awards. See “Corporate Governance — Director Compensation” and “Executive Compensation” for additional information regarding stock options and equity awards granted to our directors and named executive officers.

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of April 25, 2016 and certain biographical information for each executive officer.

Name	Age	Position
C. Daniel Myers	62	Chief Executive Officer and Director
Richard S. Eiswirth, Jr.	47	President and Chief Financial Officer
Kenneth Green, Ph.D.	57	Senior Vice President and Chief Scientific Officer
David Holland	52	Senior Vice President of Sales and Marketing
Philip Ashman, Ph.D.	51	Senior Vice President, EU Managing Director
C. Daniel Myers — For biographical information, see “Proposal 1: Election of Directors – Continuing Directors Not Standing for Election – Class I Directors (Terms Expire in 2017)”.
Richard S. Eiswirth, Jr. has served as President and Chief Financial Officer of our Company since January 2016. Mr. Eiswirth previously served as our Chief Operating Officer and Chief Financial Officer from August 2010 until December 2015 and as our Chief Financial Officer from October 2005 to August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of Internet banking solutions to community banks from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth serves as a director of Celtaxsys Inc., a privately held biotechnology company, where he also chairs the audit committee. Mr. Eiswirth previously served as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and as director and audit committee chairman of Color Imaging, Inc., a Norcross, Georgia based manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a B.A. in accounting from Wake Forest University.
Kenneth Green, Ph.D. joined us in 2004 as Vice President of Scientific Affairs, and has served as the Senior Vice President and Chief Scientific Officer of our Company since January 2007. Prior to joining us, Dr. Green served as the V.P. Global Head of Clinical Sciences at Novartis Ophthalmics. He has managed ophthalmic clinical development organizations at Storz Ophthalmics, Bausch & Lomb and CIBA Vision. He started his career in the pharmaceutical industry in 1984, as a basic research scientist in drug discovery at Lederle Laboratories, and has since held positions in many areas of drug development. Dr. Green holds a B.A. in Chemistry from Southern Illinois University and a Ph.D. in Organic Chemistry from Ohio State University.
David Holland is one of our co-founders and served as the Vice President of Marketing since the founding of our Company in 2003 through August 2010 when he was appointed the Senior Vice President of Sales and Marketing. Prior to founding our Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.
Philip Ashman, Ph.D. has served as the Senior Vice President, Managing Director Europe since January 1, 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, most recently responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including Ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.
Election of Officers
Our executive officers are currently elected by our board of directors on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides information regarding the manner and context in which compensation is awarded to and earned by our executive officers who are named in the “2015 Summary Compensation Table” below, referred to herein as our “named executive officers,” and provides perspective on the compensation data presented in the tables and other quantitative information that follows this section.
Executive Summary of 2015 Executive Compensation Program
The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis.

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We achieved a significant milestone in 2015, as we began commercial sales of ILUVIEN in the U.S., following the September 2014 approval from the U.S. Food and Drug Administration (FDA) of our New Drug Application (NDA) for ILUVIEN in the treatment of diabetic macular edema (DME) in certain patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure (IOP).

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We adjusted our named executive officers base salaries in 2015 to reflect their increased responsibilities due to the planned launch of ILUVIEN in the U.S. and Portugal in 2015 and align their target cash compensation with that of our peers.

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Our 2015 incentive bonuses were only paid at 50% of the target bonus amounts because we did not meet our expectations regarding revenues or profitability. However, we were able to build a quality sales force in the U.S., establish effective reimbursement outcomes in the U.S. and obtain a reimbursement code number in 2016 for ILUVIEN with the U.S. Centers for Medicare and Medicaid, all of which we believe will assist the Company in succeeding in the future.

Compensation Objectives and Overview
As a pharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of, clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly impacted by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards. The current philosophy and goals of our compensation committee in establishing and reviewing on an annual basis our executive compensation programs is to make a significant percentage of an executive’s compensation performance-based and keep cash compensation to a competitive level while providing the opportunity to be well rewarded through equity if we perform well over time. As discussed in more detail below, in the fourth quarter of 2014, the compensation committee determined that our named executive officers’ targeted total 2015 compensation should be at or near the 50th percentile of our peer group companies with a greater emphasis placed on long-term compensation, with the cash component of our named executive officers being targeted at the 40th percentile of our peer group companies.
Compensation Committee
The compensation committee of our board of directors is comprised of four non-employee members of the board of directors. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.
Compensation Consultant
The compensation committee has engaged Frederick W. Cook & Co., Inc. (“FW Cook”) since 2011 to provide advice in connection with our executive compensation programs and incorporated FW Cook’s recommendations into its decision-making process for setting the named executive officers’ 2015 compensation. As described in detail below, the compensation committee utilized FW Cooks’ recommendations as part of its decision-making process for setting the named executive officers’ 2015 base salary and target bonus.

2015 Peer Group
The compensation committee, using information provided by FW Cook, identified a group of peer companies to use to prepare an analysis of competitive compensation data. The compensation committee continues to review and revise the peer group periodically to ensure that it reflects companies similar to us in size and development stage. Our peer group utilized to prepare data in connection with 2015 compensation decisions, which is listed below, was suggested by FW Cook and approved by the compensation committee in late 2014, based on a review of biopharmaceutical companies that were similar to us in market capitalization, development stage, size, revenues and business model. Our peer group companies consisted of:

• Aegerion Pharmaceuticals, Inc.	• Discovery Laboratories, Inc.

• Agenus Inc.	• Exelixis, Inc.

• Alexza Pharmaceuticals, Inc.	• ImmunoGen, Inc.

• AMAG Pharmaceuticals Inc.	• Navidea Biopharmaceuticals, Inc.

• Anacor Pharmaceuticals, Inc.	• Omeros Corporation

• Arena Pharmaceuticals Inc.	• Orexigen Therapeutics, Inc.

• ARIAD Pharmaceuticals, Inc.	• Raptor Pharmaceutical Corp.

• BioDelivery Sciences International, Inc.	• Vanda Pharmaceuticals Inc.

• Corcept Therapeutics Incorporated

This peer group is the same peer group that the compensation committee used in 2014 and includes only commercial stage companies.
Compensation Philosophy
The compensation committee targets the compensation of our executive officers based on the compensation provided to executives in similar positions at our peer group companies. The compensation committee targets the base salary, as well as the target annual cash incentive compensation, for each of our named executive officers at or near the 40th percentile of that provided by our peer group to similarly situated executives. The compensation committee targets the long-term equity incentive compensation of each of our named executive officers so that the executive’s target number of shares underlying equity grants, as a percentage of common stock outstanding, would be at or near the 60th percentile of amounts provided by our peer group to similarly situated executives. The compensation committee aims to align the interests of our executive officers with those of our stockholders by targeting the cash compensation of our executive officers below the median of our peer group and the long-term equity incentive compensation of our executive officers above the median. The compensation committee does not always set executive compensation components at the exact levels derived from its analysis of the peer group data. The compensation committee has determined that our executive compensation program should remain flexible. As such, at times the compensation committee may decide to use the peer group data as merely a reference point and base the decision on other factors, including, but not limited to, the compensation committee’s view of internal equity and consistency, the individual experience and judgment of the members of the committee, information it receives from management, individual performance, the committee’s judgment of the current state of the Company’s business, the small size of our executive team and the need to tailor each executive’s compensation to retain and motivate that executive officer. The compensation committee believes this practice allows us to retain and attract executive talent while maintaining the desired emphasis on long-term equity incentives aligned with stockholders. In certain circumstances in which an executive officer is uniquely critical to our success or due to the intensely competitive market for highly qualified employees in our industry, the compensation committee expects that it may deviate from this approach. The compensation committee utilized this approach in December of 2014 when it set our executive officers’ 2015 base salaries and target bonuses.
The compensation committee plans to continue to review, and modify as appropriate, the method utilized for executive compensation decisions on an ongoing basis.

Principal Elements of Compensation
Base Salaries.  Base salaries are intended to reflect compensation commensurate with the individual’s current position and work experience. Our goal in this regard is to attract and retain high-caliber talent for the position and to provide a base wage that is not subject to performance risk.
Salary for our Chief Executive Officer and the other executive officers was historically established based on the underlying scope of their respective responsibilities, taking into account, among other things, competitive market compensation data. We review base salaries for the executive officers annually near the end of each year, and our Chief Executive Officer proposes salary adjustments (other than for himself) to the compensation committee based on any changes in our competitive market salaries, individual performance and/or changes in job duties and responsibilities. The compensation committee then determines any salary adjustment percentage applicable to the executive officers.
As part of the annual compensation review and implementation of the compensation committee’s compensation philosophy, the compensation committee determined to adjust the 2015 base salaries for our named executive officers because of the approval of ILUVIEN in the U.S. and the necessary change in responsibilities of the executive officers in 2015, especially in the U.S., as the Company hired additional organization personnel to support the commercial launch of ILUVIEN in the U.S. In addition, the compensation committee increased the base salaries as the total cash compensation of our named executive officers was at or below the 25th percentile of our peer group and not at the 40th percentile, which we target for the cash compensation component for our named executive officers. The compensation committee believed that the then current base salaries were appropriate based on its compensation philosophy. The 2015 base salaries for our named executive officers are set forth below:

2015 Base Salary
C. Daniel Myers	$504,000
Richard S. Eiswirth	$394,000
Kenneth Green, Ph.D.	$350,000
David Holland	$344,000
Philip Ashman, Ph.D.	$310,000
Annual Incentive Compensation.
Annual cash incentives for the executive officers are designed to reward the achievement of overall performance by our executives each year, which we believe should increase stockholder value. Historically and for 2015, annual incentive awards were determined based upon the following criteria:

•	50% based upon our achievement of corporate performance goals; and

•	50% based upon the subjective assessment by the compensation committee of the progress of the executive team towards our strategic objectives.
An aggregate target bonus, which includes the potential subjective or discretionary bonus, was set for each executive officer based in part on our review of our peer group and is stated in terms of a percentage of the executive officer’s annualized base salary for the year. In December 2014, as part of the annual compensation review, the compensation committee did not increase the aggregate target bonus for our Chief Executive Officer, which remained at 55% of base salary for 2015, or for our other named executive officers, each of whose target bonus remained at 40% of base salary in 2015.
Historically and for 2015, the annual performance goals, both corporate and individual, were established each year and were clearly communicated to the respective executive officer and were objectively measurable. Early each year, our Chief Executive Officer proposes a set of corporate performance objectives and proposed percentage weights to be allocated to each goal, with higher weights given to those goals that we believed would have a greater impact on our value and/or were more challenging to achieve within the time frame specified. The compensation committee evaluated the goals and weightings and made a recommendation to the board of directors for approval. The performance goals and percentage weights of the named executive officers were based on the corporate performance objectives set forth above.
Historically and in 2015, at the end of each year, our Chief Executive Officer and his management team assessed our achievement of corporate performance goals, and recommended a percentage payout for the 50% of the aggregate target bonus related to corporate performance goals. The compensation committee accepted and approved that percentage as is, or adjusted it to the extent the compensation committee deemed appropriate. Payment amounts with respect to the remaining 50% of the aggregate target bonus were determined at the discretion of the compensation committee. The compensation committee evaluated subjective criteria, including, but not limited to, its assessment of the management team’s stewardship of our Company, contributions to improving stockholder value, strategic planning for long-term goals and individual performance. Our compensation committee believes that partial or over achievement of both corporate and individual goals is possible. In addition, pursuant to our cash bonus plan, the compensation committee has the flexibility and power to adjust an executive officer’s annual incentive compensation up or down as it deems appropriate.

2015 Corporate Goals.  As in prior years, with input from our Chief Executive Officer, our compensation committee approved early in 2015 the corporate performance goals that account for 50% of target bonus potential for each of our named executive officers. These goals and their relative weightings within our 2015 incentive bonus program are described in the table below. In December 2015, our compensation committee reviewed the recommendations of our Chief Executive Officer with respect to the achievement of our 2015 corporate goals. Because most of the 2015 corporate goals were not satisfied or only partially achieved, the compensation committee awarded each named executive officer’s aggregate annual incentive cash bonus equal to 10% of the corporate performance goals that account for 50% of target bonus potential. The table below also sets forth the achievement level determined for each of the applicable corporate goals.

Corporate Goals (Results Achieved)	Weighted Percentage	Weighted Percentage Achievement
Achieve internal global sales revenue (not achieved)	25%	0%
Meet or exceed internal U.S. sales forecast (not achieved.)	20%	0%
Meet or exceed internal European sales forecast (not achieved)	15%	0%
Achieve profitable quarterly EBITDA in the fourth quarter of 2015 (not achieved)	25%	0%
Enhance product pipeline through acquisition, in-licensing, product development, expansion of ILUVIEN indications or geographic expansion (executed distribution agreements in additional areas and achieved favorable data presentation regarding diabetic retinopathy for ILUVIEN)	15%	10%
Total	100%	10%
2015 Discretionary Bonus.  The remaining 50% of the aggregate bonus potential for each of our named executive officers was available to be awarded in the discretion of our compensation committee. This portion of the bonus is not considered a non-equity incentive plan award because of its discretionary nature. Based on the compensation committee’s consideration of the achievements which occurred during 2015 at the corporate level, including the commercial launch of ILUVIEN in the U.S., building a quality U.S. commercial team, obtaining successful reimbursement outcomes and obtaining a J-code from the Centers for Medicine and Medicaid for 2016, all of which we believe will drive the success of the Company in the future, the compensation committee exercised its discretion to award each of our named executive officers 80% of the potential discretionary bonus, or 40% of the total discretionary bonus potential.
Based upon the above results, the overall bonus payment level under our 2015 incentive bonus program was 50% (10% of total bonus payment relating to corporate goal achievement and 40% of total bonus payment relating to the discretionary portion of the bonus). The table below sets forth the 2015 aggregate target compensation (including base salary and bonus) for each of our named executive officers, the maximum amount of bonus compensation awardable to such officers based on satisfaction of the Company’s 2015 corporate goals and the 2015 discretionary bonus, the actual amount of bonus compensation paid to such officers and the aggregate base salary and bonus actually paid to such officers.

Name	Aggregate Target	Maximum Pre-Reduction Bonus	Actual Bonus Payout Following 50% Reduction	Actual Aggregate Total Payout
C. Daniel Myers	$781,200	$277,200	$138,600	$642,600
Richard S. Eiswirth	$551,600	$157,600	$78,800	$472,800
Kenneth Green, Ph.D.	$490,000	$140,000	$70,000	$420,000
David Holland	$481,600	$137,600	$68,800	$412,800
Philip Ashman, Ph.D.	$434,000	$124,000	$60,847	$365,086
See the columns titled “Bonus” and “Non-Equity Incentive Compensation” in the 2015 Summary Compensation Table for additional information related to the performance bonuses earned by our named executive officers.
Long-Term Incentive Compensation.
We utilize equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. To date, our long-term incentive awards have primarily been in the form of options to purchase our common stock. Because our executive officers are awarded stock options with an exercise price equal to the fair market value of our common stock on the date of grant, these options will have value to our executive officers only if the market price of our common stock increases after the date of grant and they remain employed by us through the vesting date.
Generally, in order to align his or her interests with those of our stockholders, a significant stock option grant is made to an executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Typically, our initial stock option grants to new executives vest at the rate of 25% after the first year of service, with the remainder vesting ratably over the subsequent 36 months. Our stock option grants to continuing executives vest in equally monthly installments over a four year period following the grant date. Historically, the compensation committee determined the size of the grant based in part on its review of peer group and other publicly available data.
Under the compensation committee’s compensation philosophy, the goal is to set long-term incentive compensation in such a manner that the executives’ target number of shares underlying equity grants, as a percentage of common stock outstanding would be at or near the 60th percentile of the amounts provided by the Company’s peer group to similarly situated executives.
The compensation committee plans to consider future equity awards for executive officers annually based upon recommendations from our Chief Executive Officer and in comparison to their current peer group. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.
Severance and Change in Control
Each of our named executive officers has a provision in his employment agreement providing for certain severance benefits in the event of termination without cause, or the executive’s decision to terminate his employment for good reason after a change in control. These severance provisions are described in the “— Employment Agreements” section below.

Acceleration Provisions for Unvested Options in Event of Change of Control. In June 2008 our board of directors established acceleration provisions for unvested options in the event of a change in control. Under these provisions, in the event of change of control, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full in the event that the stock options are not continued or replaced with an alternate security, the executive is terminated without cause, or the executive terminates his employment for good reason within 12 months of a change of control. See “— Employment Agreements with our Executive Officers” and “— Estimated Benefits and Payments Upon Termination of Employment” below for estimates of severance and change in control benefits.

Amended and Restated Employment Agreement Entered into in 2014. Effective October 23, 2014, upon the recommendation of the our compensation committee following its review of an executive compensation study performed by FW Cook, we entered into amended and restated employment agreements with each of our named executive officers, (each, an “Employment Agreement”) other than Philip Ashman, Ph.D. who entered into an employment agreement in November 2012 in connection with the commencement of his employment. These new agreements provide certain additional severance and change in control-related benefits to our named executive officers, including additional cash severance and vesting acceleration upon the occurrence of certain defined events. More detailed information regarding these agreements is included in “Employment Agreements with our Executive Officers” below.

Base Salary and Bonus. Each officer will continue to receive his base salary and be eligible to receive the same annual bonus in effect as of the effective date of the applicable Employment Agreement, which may be reviewed and increased at the discretion of our board or the compensation committee. Pursuant to the Employment Agreements, the officers continue to be entitled to receive all other benefits generally available to our executive officers. Each of the Employment Agreements provides that the applicable officer’s employment with us is “at will”.

Termination Without Cause/Resignation for Good Reason. In addition, each of the Employment Agreements provides that if we terminate the applicable officer’s employment without cause (as defined therein) or if he resigns for good reason (as defined therein), either more than three months prior to a change in control (as defined therein) or more than 18 months after a change in control, subject to the conditions set forth therein, the officer will be entitled to:

•100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;
•a cash payment equal to his earned and pro-rated annual bonus; and
•payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination Without Cause/Resignation for Good Reason in Connection with a Change in Control. In the event we terminate the applicable officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, the Employment Agreements provide that, subject to the conditions set forth therein, the officer will be entitled to:

•a multiple of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, with the specific multiple and timing of payments varying based on the named executive officer as described below;
• a cash payment equal to his earned and pro-rated annual bonus; and
•payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA, with the specific number of months of payment varying based on the named executive officer as described below.

For Dr. Green and Mr. Holland, the multiple of the sum is 125%, which will be paid in 15 monthly installments. In addition, the payment of premiums for medical insurance will be for 15 months or until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

For Mr. Eiswirth, the multiple of the sum is 137.5%, which will be paid in 17 monthly installments. In addition, the payment of premiums for medical insurance will be for 17 months or until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

For Mr. Myers, the multiple of the sum is 150%, which will be paid in 18 monthly installments. In addition, the payment of premiums for medical insurance will be for 18 months or until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Death of the Officer. In the event that an officer’s employment is terminated on account of his death, pursuant to the Employment Agreements, we shall pay (i) his base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to his earned and pro-rated annual bonus, (iii) any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of termination or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan
Acceleration of Unvested Equity in the Event of a Change of Control. The Employment Agreements also provide for acceleration of any unvested equity held by our executive officers in the event of a change of control. Under these provisions, in the event of change of control, each officer will receive 12 months of additional vesting for any equity securities that are outstanding and unvested as of the date of such transaction. In addition, unvested equity securities will vest in full if the officer is terminated without cause, or the officer resigns for good reason, in each case within 12 months of a change of control, or in the event that certain conditions are not satisfied with respect to a merger or consolidation.
Our compensation committee believed that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the life science industry, there is a possibility that we could be acquired in the future. Accordingly, our compensation committee believed that the larger severance packages resulting from terminations related to change in control transactions, and bonus and vesting packages relating to the change in control itself, will provide an incentive for these executives to help execute such a transaction from its early stages until closing. Our maturation into a commercial-stage company also influenced the compensation committee’s decision.
No material changes were made to these benefits in 2015 and no material changes were made to Dr. Ashman’s employment agreement with us.

Other Benefits
Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.
Policies Regarding Recovery of Awards
Our compensation committee has not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment in the future after the SEC regulations are released.
Tax and Accounting Treatment of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the Chief Financial Officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. All grants of options under our 2010 Equity Incentive Plan are intended to qualify for the exemption. Grants of restricted shares or stock units under our 2010 Equity Incentive Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted shares or stock units that vest solely on the basis of service cannot qualify for the exemption. Our current cash incentive plan is not designed to qualify for the exemption. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.
We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.
Policies on Ownership, Insider Trading, Hedging and 10b5-1 Plans
We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in early stage commercial pharmaceutical companies, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.
Our insider trading policy prohibits hedging, transactions in options such as puts or calls or “short sales” involving our securities by our executive officers and employees. In addition, we have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) designated by us. These plans may include specific instructions for the broker to exercise vested options and sell Company stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 91st day after adoption. The purpose of such plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, two of our executive officers had a trading plan in effect.
Stockholder Advisory Vote on Executive Compensation
At our 2015 annual meeting of stockholders, approximately 99.4% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2015 annual meeting of stockholders, including the 2014 Summary Compensation Table and other related tables and disclosures. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Based upon that stockholder vote, the compensation committee believed that significant modifications to our executive compensation program were not necessary for 2015 and, as such, it remained relatively unchanged from our 2014 program. Both our compensation committee and board of directors intend to periodically reevaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non−binding advisory votes by the Company’s stockholders.

Report of the Compensation Committee1
We, as members of the compensation committee of the board of directors, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Brian K. Halak, Ph.D. (Chairman) Mark J. Brooks Garheng Kong, M.D., Ph.D. James Largent

1
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, and/or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

2015 Summary Compensation Table
The following table summarizes the compensation that we paid to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during the year ended December 31, 2015. We refer to these executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All other Compensation ($)(5)	Total ($)
C. Daniel Myers	2015	504,000	124,740		1,938,407	13,860	6,786	2,587,793
Chief Executive Officer	2014	444,599	110,462	—	—	77,323	6,343	638,727
	2013	444,599	61,132	—	1,165,294	44,016	6,408	1,721,449
Richard S. Eiswirth, Jr.	2015	394,000	70,920		1,184,582	7,880	6,786	1,664,168
President and Chief Financial Officer	2014	320,725	57,952	—	—	40,567	6,343	425,587
	2013	320,725	32,073	—	889,319	23,092	6,408	1,271,617
Kenneth Green, Ph.D.	2015	350,000	63,000		839,977	7,000	6,786	1,266,763
Senior Vice President, Scientific Affairs and Chief Scientific Officer	2014	303,055	54,760	—	—	38,332	6,343	402,490
	2013	303,055	30,306	—	529,930	21,820	6,408	891,519
David Holland	2015	344,000	61,920		538,447	6,880	6,786	958,033
Senior Vice President, Sales and Marketing	2014	294,203	53,160	—	—	37,212	6,343	390,918
	2013	294,203	29,420	—	244,431	21,183	6,408	595,645
Philip Ashman, Ph.D.(6)	2015	310,000	54,763		538,447	6,085	38,181	947,476
Senior Vice President and Managing Director of Europe	2014	296,712	50,324	—	—	38,544	39,747	425,327
	2013	296,784	29,734	—	561,100	21,409	34,668	943,695
(1) The amounts set forth in this column represent the subjective portion of our annual bonus awards paid to the named executive officers based on the board of directors’ approval.
(2) The amounts reported in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. See Note 12 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.
(3) The amounts reported in this column represent the aggregate grant date fair value of options awarded computed in accordance with FASB ASC Topic 718. The grant date fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 12 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(4) The Non-Equity Incentive Plan Compensation represents the bonus paid to executives based on objective corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the board of directors.
(5) All Other Compensation represents 401(k) matching contributions or comparable foreign equivalents, car allowances and short-term and long-term disability gross-ups paid on an executive’s behalf.
(6) Dr. Ashman is paid in British pounds sterling. As a result his 2015 base salary is the amount approved by the compensation committee before conversion into British pounds sterling. The remainder of his 2015 items are based on a conversion of the amounts in British pounds sterling to dollars based on an average exchange rate of dollars to British pounds sterling throughout the year.

Grants of Plan-Based Awards in 2015

The following table sets forth each plan-based award granted to our named executive officers during the year ended December 31, 2015.

	Estimated Future Payouts Under Non-
	Equity Incentive Plan Awards(1)
	Threshold		Target	Maximum
Name	($)		($)	($)

C. Daniel Myers	—	(2)	$138,600	—	(3)
Richard S. Eiswirth, Jr.	—	(2)	78,800	—	(3)
Kenneth Green, Ph.D.	—	(2)	70,000	—	(3)
David Holland	—	(2)	68,800	—	(3)
Philip Ashman, Ph.D.	—	(2)	62,000	—	(3)

(1)	Represents 2015 cash bonus payable to executives based on objective corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the board of directors.
(2)	No threshold amount is included because the Incentive Bonus Compensation Plan does not provide for a minimum non-zero payout amount.
(3)	No maximum amount is included because the Incentive Bonus Compensation Plan does not provide for maximum payout amounts in the event of over achievement of both corporate and individual goals.

 Outstanding Equity Awards as of December 31, 2015
The following table sets forth information regarding each option held by each of our named executive officers as of December 31, 2015. The vesting applicable to each outstanding option is described in the footnotes to the table below. For a description of the acceleration of vesting provisions applicable to the options held by our named executive officers, please see the section titled “Estimated Benefits and Payments Upon Termination of Employment” below.

	Option Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
C. Daniel Myers	11/22/2006		55,147	—	1.33	10/12/2016
	12/13/2008		177,883	—	1.40	12/13/2017
	3/20/2009		160,107	—	2.42	3/20/2018
	8/25/2010		26,306	—	4.02	8/25/2019
	12/22/2010		79,851	—	4.02	8/25/2019
	12/3/2010		97,185	—	11.15	11/3/2020
	3/10/2012	(2)	287,500	12,500	1.65	2/10/2022
	1/19/2013	(2)	273,750	91,250	1.66	12/19/2022
	1/19/2013	(2)	57,750	19,250	1.66	12/19/2022
	1/16/2014	(2)	182,500	182,500	2.47	12/15/2023
	1/16/2014	(3)	54,998	55,002	2.47	12/15/2023
	2/28/2015	(2)	103,125	346,875	5.51	1/28/2025
Richard S. Eiswirth, Jr.	11/22/2007		51,471	—	1.33	10/12/2016
	12/13/2008		33,094	—	1.40	12/13/2017
	3/20/2009		46,347	—	2.42	3/20/2018
	6/25/2009		29,411	—	3.88	6/25/2018
	8/25/2010		7,033	—	4.02	8/25/2019
	12/22/2010		21,350	—	4.02	8/25/2019
	12/3/2010		68,153	—	11.15	11/3/2020
	3/10/2012	(2)	162,917	7,083	1.65	2/10/2022
	1/19/2013	(2)	176,250	58,750	1.66	12/19/2022
	1/19/2013	(2)	55,125	18,375	1.66	12/19/2022
	1/16/2014	(2)	117,500	117,500	2.47	12/15/2023
	1/16/2014	(3)	52,498	52,502	2.47	12/15/2023
	2/28/2015	(2)	63,021	211,979	5.51	1/28/2025
Kenneth Green, Ph.D.	11/22/2006		36,177	—	1.33	10/12/2016
	11/22/2007		8,031	—	1.33	10/12/2016
	3/1/2008		58,824	—	1.40	3/1/2017
	12/13/2008		26,077	—	1.40	12/13/2017
	3/20/2009		67,414	—	2.42	3/20/2018
	8/25/2010		9,118	—	4.02	8/25/2019
	12/22/2010		27,678	—	4.02	8/25/2019
	12/3/2010		54,057	—	11.15	11/3/2020
	3/10/2012	(2)	91,042	3,958	1.65	2/10/2022
	1/19/2013	(2)	101,250	33,750	1.66	12/19/2022
	1/19/2013	(2)	34,125	11,375	1.66	12/19/2022
	1/16/2014	(2)	67,500	67,500	2.47	12/15/2023
	1/16/2014	(3)	32,499	32,501	2.47	12/15/2023
	2/28/2015	(2)	44,688	150,312	5.51	01/28/2025

David Holland	11/22/2006		27,971	—	1.33	10/12/2016
	12/13/2008		1,954	—	1.40	12/13/2017
	3/20/2009		50,560	—	2.42	3/20/2018
	8/25/2010		6,839	—	4.02	8/25/2019
	12/22/2010		20,759	—	4.02	8/25/2019
	12/3/2010		43,864	—	11.15	11/3/2020
	3/10/2012		71,875	3,125	1.65	2/10/2022
	1/19/2013	(2)	103,500	34,500	1.66	12/19/2022
	1/16/2014	(2)	55,000	55,000	2.47	12/15/2023
	1/16/2014	(3)	19,999	20,001	2.47	12/15/2023
	2/28/2015	(2)	28,646	96,354	5.51	1/28/2025
Philip Ashman, Ph.D.	1/2/2014		145,833	54,167	1.63	1/2/2022
	1/16/2014	(2)	67,500	67,500	2.47	12/15/2023
	1/16/2014	(3)	32,499	32,501	2.47	12/15/2023
	2/28/2015	(2)	28,646	96,354	5.51	1/28/2025

(1) Unless otherwise set forth below, 25% of each option vests upon continuous service through the initial vesting date shown in the table. Thereafter, the option vests in 12 equal quarterly installments over the next three years of service.
(2) Vests in 48 equal monthly installments over a four year period beginning on the initial vesting date.
(3) This option shall vest with respect to 1/48th of the shares subject to the option when the optionee completes each month of continuous service with us after the Initial Vesting Date, provided, however, that no such option was to become exercisable in the event we did not receive approval from the U.S. Food and Drug Administration of our new drug application for ILUVIEN on or prior to December 31, 2015.
Employment Agreements with Our Executive Officers
We have entered into employment agreements with each of our named executive officers. The employment agreements provide for a starting base salary and a potential annual bonus, which is subject to adjustment by our board of directors from time to time. In addition, other than the contract of employment with Dr. Ashman, which is described below, each of the agreements provides that if we terminate the named executive officer’s employment without cause or if he resigns for good reason (as defined therein), either more than three months prior to a change in control (as defined therein) or more than 18 months after a change in control, subject to the conditions set forth therein, the officer will be entitled to (i) 100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments, (ii) a cash payment equal to his earned and pro-rated annual bonus and (iii) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. In the event the Company terminates the applicable officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, the Employment Agreements provide that, subject to the conditions set forth therein, the officer will be entitled to (i) 125% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination paid in 15 monthly installments in the case of Dr. Green and Mr. Holland, 137.5% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination paid in 17 monthly installments in the case of Mr. Eiswirth, or 150% of the sum of (x) his total annual base salary at the rate in effect at the time of termination plus (y) his target bonus in effect at the time of termination paid in 18 monthly installments in the case of Mr. Myers, (ii) a cash payment equal to his earned and pro-rated annual bonus and (iii) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for (a) 15 months after the date of termination in the case of Dr. Green and Mr. Holland, 17 months after the date of termination in the case of Mr. Eiswirth, and 18 months after the date of termination in the case of Mr. Myers, or (b) if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
In the event that a named executive officer’s employment is terminated on account of his disability, pursuant to the employment agreements, other than the contract of employment with Dr. Ashman, which is described below, the officer will be entitled to (i) payment of base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to earned and pro-rated annual bonus, (iii) payment of any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) payment of the premiums for medical insurance coverage for the named executive officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. In the event that an officer’s employment is terminated on account of death, pursuant to the employment agreements, we shall pay (i) base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to his earned and pro-rated annual bonus, (iii) any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) the premiums for medical insurance coverage for the named executive officer’s dependents under COBRA for

12 months after the date of termination or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.
The employment agreements, other than the contract of employment with Dr. Ashman, which is described below, also provide for acceleration of any unvested equity held by our named executive officers in the event of a change of control. Under these provisions, in the event of change of control, each officer will receive 12 months of additional vesting for any equity securities that are outstanding and unvested as of the date of such transaction. In addition, unvested equity securities will vest in full if the officer is terminated without cause, or the officer resigns for good reason, in each case within 12 months of a change of control, or in the event that certain conditions are not satisfied with respect to a merger or consolidation of the Company.
Dr. Ashman’s contract of employment provides that the contract may be terminated at any time upon six months written notice and that in lieu of such notice, we may immediately terminate Mr. Ashman’s employment by paying Mr. Ashman a sum equal to his base salary, taxable value of any employee benefits which otherwise would have been earned during such six month period and a pro-rated bonus. In addition, if Dr. Ashman’s employment is terminated by us for reasons other than gross misconduct (as defined in his contract of employment) or Dr. Ashman resigns from his employment due to a constructive dismissal, he is entitled to an additional payment equal to six months’ base salary, accrued bonus and the taxable value of accrued benefits within one month following the effective date of termination subject to (i) deduction of income tax and national insurance contributions and (ii) his execution of a general release and his continued compliance with his obligations relating to confidentiality, intellectual property and restrictive covenants as set out in his confidentiality and proprietary information agreement.
The following table sets forth the base salary and potential bonus of each of our named executive officers at January 1, 2015 and January 1, 2016, respectively.

Name	2015 Base Salary	2016 Base Salary	2015 Potential Bonus	2016 Potential Bonus
C. Daniel Myers	$504,000	$519,120	55% of Base Salary	55% of Base Salary
Richard S. Eiswirth, Jr.	$394,000	$425,000	40% of Base Salary	45% of Base Salary
Kenneth Green, Ph.D.	$350,000	$379,000	40% of Base Salary	40% of Base Salary
David Holland	$344,000	$344,000	40% of Base Salary	40% of Base Salary
Philip Ashman, Ph.D. (1)	$310,000	$302,187	40% of Base Salary	40% of Base Salary
(1) Dr. Ashman is paid in British pounds sterling. His 2015 Base Salary is the amount approved in dollars by the compensation committee before conversion into British pounds sterling. His 2016 Base Salary represents a 3% increase of his 2015 Base Salary in British pounds sterling converted into dollars.
For purposes of severance payments, “good reason” and “constructive dismissal” are defined in all amended and restated employment agreements and Dr. Ashman’s contract of employment, respectively, as an executive resigning within 12 months after one of the following conditions has come into existence without the executive’s consent:

•	a reduction of the executive’s base salary;

•	a material adverse change in the executive’s primary responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any material breach by us of the employment agreement.

The executive must provide us with written notice within 90 days after a good reason condition comes into the existence, and we have 30 days to remedy the condition after receipt of the notice. For purposes of option acceleration, other than the contract of employment with Dr. Ashman, “good reason” is defined in all applicable employment agreements as:

•	a material adverse change in the executive’s responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any breach by us of the employment agreement that is material and not cured, or capable of being cured, within 30 days after the executive gives us and our board of directors written notice.

2015 Option Exercises and Stock Vested
The following table shows the number of shares acquired upon option exercise and stock award vesting for each named executive officer during the year ended December 31, 2015. These amounts do not represent the actual amounts realized by the executive officer for these awards.

Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Daniel Myers	—	—	407,376	674,234
Richard S. Eiswirth	60,294	54,670	267,647	449,302
Kenneth Green, Ph.D.	44,118	45,442	163,564	260,517
David Holland	5,000	21,129	119,396	199,435
Philip Ashman, Ph.D.	—	—	128,647	214,337

(1)	Value realized on vesting is based on the closing price per share of our common stock on the vesting date.

Estimated Benefits and Payments Upon Termination of Employment
The following table describes the potential payments and benefits upon termination of our named executive officers’ employment before or after a change in control of our Company as described above, as if each officer’s employment terminated as of December 31, 2015, the last business day of the 2015 fiscal year.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination without Cause or for Good Reason Prior to Change in Control		Termination without Cause or for Good Reason after Change in Control
C. Daniel Myers
	Salary	$—	$504,000		$756,000
	Bonus	—	277,200	(1)	415,800	(2)
	Benefit Continuation	—	17,701		26,552	(3)
	Accrued Vacation (4)	27,138	—		—
	Accelerated Vesting	—	—		93,605	(5)
Total value		$27,138	$798,901		$1,291,957

Richard S. Eiswirth, Jr.
	Salary	$—	$394,000		$541,750
	Bonus	—	157,600	(1)	216,700	(2)
	Benefit Continuation	—	26,078		36,944	(3)
	Accrued Vacation (4)	45,462	—		—
	Accelerated Vesting	—	—		64,069	(5)
Total value		$45,462	$577,678		$859,463

Kenneth Green, Ph.D.
	Salary	$—	$303,055		$378,819
	Bonus	—	121,222	(1)	272,750	(2)
	Benefit Continuation	—	26,078		32,598	(3)
	Accrued Vacation (4)	48,462	—		—
	Accelerated Vesting	—	—		37,343	(5)
Total value		$48,462	$450,355		$721,510

David Holland
	Salary	$—	$344,000		$430,000
	Bonus	—	137,600	(1)	172,000	(2)
	Benefit Continuation	—	26,078		32,598	(3)
	Accrued Vacation (4)	30,431	—		—
	Accelerated Vesting	—	—		28,626	(5)
Total value		$30,431	$507,678		$663,224

D. Philip Ashman, Ph.D.
	Salary	$—	$304,239		$304,239
	Bonus	—	121,695	(1)	121,695	(1)
	Benefit Continuation	—	—		—
	Accrued Vacation (4)	—	—		—
	Accelerated Vesting	—	—		—	(5)
Total value		$—	$425,934		$425,934

(1) Represents aggregate target bonus, including objective and subjective portion, for 2015. Bonus payments in the year of termination would be based on the actual earned bonus and may be less than the aggregate target bonus.
(2) Represents aggregate target bonus, including objective and subject portion, for 2015 plus (i) in the case of Mr. Myers, 150% of such amount, (ii) in the case of Mr. Eiswirth, 137.5% of such amount and (iii) in the case of Dr. Green and Mr. Holland, 125% of such amount.

(3) Represents payment of the premiums for medical insurance coverage for the officer and officer's dependents under COBRA for one year, plus in the event of Termination without Cause or for Good Reason after Change in Control, an additional three months for Dr. Green and Mr. Holland, five months for Mr. Eiswirth and six months for Mr. Myers.
(4) Based on each executive officer’s base salary in effect at the end of 2015 and the number of accrued but unused vacation days at the end of 2015.
(5) The value of option acceleration was calculated based on the assumption that the officer’s employment was terminated and the change in control (if applicable) occurred on December 31, 2015. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between the $2.42 closing market price of shares of the Company’s common stock on December 31, 2015 and the exercise price of the option.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our board of directors recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail in our Executive Officers – Overview of Compensation Philosophy and Objectives, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read “Executive Officers – Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.
The compensation committee of our board of directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Executive Officers – Compensation Discussion and Analysis, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read “Executive Officers – Compensation Discussion and Analysis,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
As an advisory vote, the result will not be binding on our board of directors or compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report for the fiscal year ended December 31, 2015. Copies of our Annual Report for the fiscal year ended December 31, 2015, as filed with the SEC, is available free of charge on the investor relations portion of our website at www.alimerasciences.com.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
or
Call CG Capital
(877) 889-1972
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.
The Board of Directors of Alimera Sciences, Inc.
Alpharetta, Georgia
April 27, 2016

ALIMERA SCIENCES, INC.
6120 WINDWARD PARKWAY
SUITE 290
ALPHARETTA, GA 30005

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALIM2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10011-P77256 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALIMERA SCIENCES, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark J. Brooks
02) Brian K. Halak, Ph.D.
03) Peter J. Pizzo, III

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E10012-P77256

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
JUNE 23, 2016, 9:30 AM

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on June 23, 2016

The undersigned appoints Richard S. Eiswirth, Jr. and Jeffrey W. Burris, or any of them as shall be in attendance at the 2016 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on June 23, 2016, at 9:30 a.m., local time, at Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. As with last year, stockholders will have the option of attending through a virtual meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the Board of Directors nominees for director in Proposal 1, "FOR" Proposal 2 and 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side